As filed with the Securities and Exchange Commission on February 21, 2002
                                                   Registration No. 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                          INTERNATIONAL GAME TECHNOLOGY
             (Exact name of registrant as specified in its charter)
                               -------------------

             Nevada                                           88-0173041
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                    9295 Prototype Drive, Reno, Nevada 89511
          (Address, including zip code, of principal executive offices)
                               -------------------

              INTERNATIONAL GAME TECHNOLOGY 1993 STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------

                                 Sara Beth Brown
                    Senior Vice President and General Counsel
                          International Game Technology
                    9295 Prototype Drive, Reno, Nevada 89511
                                 (702) 448-7777
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -------------------

                                    Copy to:
                               J. Jay Herron, Esq.
                              O'Melveny & Myers LLP
             114 Pacifica, Suite 100, Irvine, California 92618-3318
                               -------------------

                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed      Proposed
                                     maximum       maximum
 Title of           Amount           offering      aggregate        Amount of
 securities         to be            price         offering         registration
 to be              registered       per unit      price            fee
 registered
--------------------------------------------------------------------------------

 Common Stock,      900,000          $64.39(2)     $57,951,000(2)    $5,332(2)
 par value          shares(1)
 $0.000625 per
 share
--------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the International Game Technology 1993 Stock Option Plan, as amended (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on February 19, 2002, as reported on the New York Stock Exchange and published in The Wall Street Journal.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                          PART II

                                INFORMATION REQUIRED IN THE
                                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of International Game Technology (the "Company") filed with the Commission are incorporated herein by reference:

     (a) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on June 29, 1999 (registration number 333-81963);

     (b) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on April 4, 1997, as amended (registration number 333-24605);

     (c) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on June 1, 1993 (registration number 33-69400);

     (d) Annual Report on Form 10-K for the fiscal year ended September 29,
2001;

     (e) Current Reports on Form 8-K filed on November 9, 2001 and January 4, 2002, as amended; and

     (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Commission on February 16, 1994.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Sara Beth Brown. Ms. Brown is the Senior Vice President and General Counsel of the Company. Ms. Brown is compensated by the Company as an employee and is the holder of options to acquire shares of Common Stock.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection 1 of Section 78.7502 of the Nevada General Corporation Law (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.128 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

     Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

     Section 4.10 of the Bylaws of the Company provides for indemnification of its officers and directors, substantially identical in scope to that permitted under the above Sections of the Nevada Law. The Bylaws provide, pursuant to Subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The Company also enters into indemnification agreements consistent with Nevada law with certain of its directors and officers.

ITEM 8.     EXHIBITS

     See the attached Exhibit Index.

                                         SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 19th day of December, 2001.



                                    By: /S/ MAUREEN T. MULLARKEY
                                        Maureen T. Mullarkey
                                        Senior Vice President of Finance and
                                        Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Charles
N. Mathewson or Sara Beth Brown, or either of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                            DATE


/S/ G. THOMAS BAKER         Chief Executive Officer,         December 19, 2001
-------------------
G. Thomas Baker             President and Chief Operating
                            Officer (principal executive
                            officer)


/S/ MAUREEN T. MULLARKEY    Senior Vice President of         December 19, 2001
------------------------
Maureen T. Mullarkey        Finance, Chief Financial
                            Officer & Treasurer (principal
                              financial officer and
                            accounting officer)


/C/ CHARLES N. MATHEWSON    Chairman of the Board of         December 19, 2001
------------------------
Charles N. Mathewson        Directors


/S/ ROBERT A. BITTMAN       Director                         December 19, 2001
---------------------
Robert A. Bittman


/S/ WILBUR K. KEATING       Director                         December 19, 2001
---------------------
Wilbur K. Keating


/S/ ROBERT MILLER           Director                         December 19, 2001
-----------------
Robert Miller


/S/ FREDERICK B. RENTSCHLER Director                         December 19, 2001
---------------------------
Frederick B. Rentschler


/S/ THOMAS J. MATTHEWS      Director                         December 19, 2001
----------------------
Thomas J. Matthews


                            Director
Richard R. Burt

                                  EXHIBIT INDEX


Exhibit
NUMBER              DESCRIPTION OF EXHIBIT


4. International Game Technology 1993 Stock Option Plan (Amended and Restated Effective as of August 27, 1996) (Composite Plan Document Incorporating Amendments 1998-I, 1998-II, 2000-I, and the 2001 Increase to the Plan's Share Limit.)

5. Opinion of General Counsel of International Game Technology as to the legality of the securities being issued.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of General Counsel of International Game Technology (included in
     Exhibit 5).

24. Powers of Attorney (included in this Registration Statement under "Signatures").